MET PRO CORPORATION

Annual Meeting of Shareholders

June 1, 2011

MPR LISTED NYSE

www.met-pro.com

MET PRO CORPORATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-
looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.
Safe Harbor Statement

Financial Results

MPR LISTED NYSE

www.met-pro.com

Met-Pro Corporation
Founded: 1966 IPO: 1967
Stock price - 1/31/2010	$9.37
Stock price - 1/31/2011	$10.85
Stock price - 5/27/2011	$11.12
Common shares outstanding	14.7 Million
Market capitalization	$163.0 Million
52-week price range	$8.91 - $12.50
Avg. daily trading volume (3 mos.)	32,000
Dividend Increases
October 2010	+10%
October 2008	+9%
Yield	2.50%
Ownership
Institutional	59%
$15.8% increase
w/o dividend

MPR LISTED NYSE

MET PRO CORPORATION

www.met-pro.com

$89.9
6.1
 9.0
$
0.42
10.0%
$88.9
36.3%
0.30
40.0%
$
$
$81.8
$80.1
 6.5
$
4.4
$
$
34.2%
10.9%
37.7%
38.3%
¯
* Except per share amounts
Financial Highlights
For FYE 1/31
	2011	2010	Change
New Order Bookings
Net Sales
Gross Profit %
Operating Income
Net Income
Diluted EPS
Millions ($)*

1/31/2011
Cash
Total Assets
Total Debt
Shareholders’ Equity
Millions ($)
32.9
$ 108.0
3.5
84.5
$2.23
per share
Debt to Equity
Ratio = 4.2%
$
$
$
Strong Financial Condition

MPR LISTED NYSE

Dollars ($)
0.25
0.20
0.15
0.10
2008
2009
2010
2011

www.met-pro.com

*Reflects 10% dividend increase effective October 2010
$.207
$.230
$.240
$.246*
36 Straight Years of Dividends
For FYE 1/31

Looking Ahead

"The world is constantly changing, and your Company is changing with it."

MPR LISTED NYSE

www.met-pro.com

MET PRO CORPORATION

MPR LISTED NYSE

MET PRO CORPORATION

- Redefining the vision and destination for the Company and the business units

www.met-pro.com

Our Strategic Process
• Identifying critical
 success factors to
 get us there
• Integrating our work
 processes and decision
 making to drive us
 to our destination
Vision
& Mission
Goals
Objectives
Methods
Tactics

MPR
LISTED
NYSE

MET PRO
CORPORATION

"By charting a long-term strategy for the Company, we can continue to grow and prosper while providing long-term sustainable value for our shareholders."

www.met-pro.com

Summary

MET PRO CORPORATION

Thank You!

MPR LISTED NYSE

www.met-pro.com